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                                                                EXHIBIT 12.3

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 1997
                            (Thousands Except Ratio)
                                   (Unaudited)


Operating Income                                                    $136,144

Adjustments:
  Income taxes                                                        38,327
  Provision for deferred income taxes                                  4,910
  Deferred investment tax credits                                     (4,696)
  Other income and deductions                                           (304)
  Allowance for borrowed and equity funds
    used during construction                                           1,789
  Interest portion of financing leases                                 1,317
                                                                   ---------

        Earnings                                                    $177,487
                                                                   =========
Fixed Charges:
  Interest on long-term debt                                         $42,891
  Amortization of debt issuance cost                                   3,501
  Other interest                                                       4,912
  Interest portion of financing leases                                 1,317
                                                                   ---------

        Fixed Charges                                                $52,621
                                                                   =========


Ratio of Earnings to Fixed Charges                                      3.37
                                                                   =========